Exhibit 10.11(b)
FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) to the Executive Employment Agreement (the “Agreement”) by and between Joseph Israel (the “Executive”) and DELEK US HOLDINGS, INC. (the “Company”) which was effective as of March 27, 2023, is hereby entered into by the Company and the Executive to be effective November 6, 2024 (the “Amendment Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the Executive and the Company wish to enter into this Amendment in order to modify the terms of Executive’s service with the Company.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date, the Agreement is hereby amended as follows:

1.The Paragraph 10(h)(iii) is hereby deleted in its entirety and replaced with the following:

(iii)    “Good Reason” means (A) the Company materially breaches this Agreement (it being acknowledged that any failure to pay any significant compensation or benefits at the times due under this Agreement shall be deemed a material breach), (B) the Company significantly reduces the scope of Executive’s duties under Section 2; provided, however, that any change to Executive’s duties with respect to DKL will not constitute Good Reason, (C) the Company reduces Executive’s Base Compensation under Section 3 other than as part of a base compensation reduction plan generally applicable to other similar senior executive employees, or (D) the Company requires Executive to relocate to any location that increases his commuting distance by more than 50 miles.

2.The Terms of Employment attached as Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Terms of Employment attached to this Amendment as Exhibit A.

3.Except as expressly modified by this Amendment, all terms, conditions and covenants in the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Agreement as of the date set forth above.

COMPANY: DELEK US HOLDINGS, INC. /s/ Jared Serff	EXECUTIVE: /s/ Joseph Israel
By: Jared Serff	Joseph Israel
Title: Executive Vice President, Human Resources

Joseph Israel
Terms of Employment,
Exhibit A to Executive Employment Agreement

Title:	EVP, President Refining and Renewables
Reports To:	Avigal Soreq, Chief Executive Officer
Term:	Expires 3/27/2027
Base Salary:	$600,000 to be paid out bi-weekly
Annual Bonus:	Executive will be eligible based on Board of Director approval for an annual bonus at target equal to 90% of base salary up to a maximum of 2x target.
Long-Term Incentive (Equity Plan):
$1,200,000

Executive will be eligible based on Board of Director approval for the Company’s long-term incentive plan, which are split 50%-time vested restricted stock units and 50% performance based restricted stock units.

Time Based RSU Awards Vesting: $600,000 vesting quarterly through 3/27/2027
50% of the Time Based RSU awards shall be in DK stock and 50% of the Time Based RSU awards shall be in DKL limited partner units
*The vesting schedule is quarterly after the first six (6) months from date of grant, 3/10/2025

PRSUs Performance Award Grant $600,000 annually:
•    Performance Metric: Relative TSR (Total Shareholder Return)
•    Performance Period: 3 years
•    0-200% Attainment
•    Grant Date: 3/10/2025
O Performance Period: 1/1/2025 - 12/31/2025 ($120,000 @ Target)
O Performance Period: 1/1/2026 - 12/31/2026 ($120,000 @ Target)
O Performance Period: 1/1/2027 - 12/31/2027 ($120,000 @ Target)
O Performance Period: 1/1/2025 - 12/31/2027 ($240,000 @ Target)

Vacation:	25 days accrued vacation (unused vacation carryover annually)

Severance:	1 year for involuntary termination (refer to employment agreement for details)

Covenants:	Non-compete, non-solicit, and confidentiality as applicable

Location:	Brentwood, TN

Effective Date:	Effective Q4 2024 upon approval by Board of Directors